UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

Commission file number 000-_____

NAERODYNAMICS, INC.
(Exact Name of Registrant as specified in its charter)

Colorado
 (State of Incorporation)

 1624 Market St Suite 202-92462

Denver, CO 80202
(Address of principal executive offices)

(720) 996-1885

(Registrant’s telephone number, including area code)

Securities to be registered under Section 12(b) of the Act: None

Securities to be registered under Section 12(g) of the Act:

Common Stock, $0.0001 par value per share

(Title of each class to be so registered)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Table of Contents

The cross-reference table below identifies where the items required by Form 10 can be found in the statement.

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EXPLANATORY NOTE

You should rely only on the information contained in this registration statement or in a document referenced herein. We have not authorized anyone to provide you with any other information that is different. You should assume that the information contained in this registration statement is accurate only as of the date hereof except where a different specific date is set forth.

As used in this registration statement, unless the context otherwise requires, the terms the “Company,” “Registrant,” “we,” “us,” “our,” or “Naerodynamics” refer to Naerodynamics, Inc., a Colorado corporation.

FORWARD-LOOKING STATEMENTS

Except for statements of historical fact, some information in this document contains “forward-looking statements” that involve substantial risks and uncertainties. You can identify these forward-looking statements by words such as “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology. The statements that contain these or similar words should be read carefully because these statements discuss our future expectations, contain projections of our future results of operations or of our financial position, or state other forward-looking information. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able accurately to predict or control. Further, we urge you to be cautious of the forward-looking statements which are contained in this registration statement because they involve risks, uncertainties and other factors affecting our operations, market growth, service, products and licenses. The factors listed in the sections captioned “Risk Factors” and “Description of Business,” as well as other cautionary language in this registration statement and events in the future may cause our actual results and achievements, whether expressed or implied, to differ materially from the expectations we describe in our forward-looking statements. We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for us to predict all of those risks, nor can we assess the impact of all of those risks on our business or the extent to which any factor may cause actual results to differ materially from those contained in any forward-looking statement. The forward-looking statements in this registration statement are based on assumptions management believes are reasonable. However, due to the uncertainties associated with forward-looking statements, you should not place undue reliance on any forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and unless required by law, we expressly disclaim any obligation or undertaking to publicly update any of them in light of new information, future events, or otherwise. The occurrence of any of the events described as risk factors or other future events could have a material adverse effect on our business, results of operations and financial position. Since our common stock is considered a “penny stock,” we are ineligible to rely on the safe harbor for forward-looking statements provided in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

When this registration statement becomes effective, we will begin to file reports, proxy statements, information statements and other information with the United States Securities and Exchange Commission (the “SEC”). You may read and copy this information, for a copying fee, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on its Public Reference Room. Our SEC filings will also be available to the public from commercial document retrieval services, and at the Web site maintained by the SEC at http://www.sec.gov.

When this registration statement is effective, we will make available, through a link to the SEC’s Web site, electronic copies of the materials we file with the SEC (including our annual reports on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K, the Section 16 reports filed by our executive officers, directors and 10% stockholders and amendments to those reports). To receive paper copies of our SEC filings, please contact us by mail addressed to Investor Relations, Naerodynamics, Inc., 1624 Market St Suite 202-92462 Denver, CO 80202.

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Item 1. Business.

General Information

Our business address is 1624 Market St Suite 202-92462 Denver, CO 80202. Our phone number is 720-996-1885. The information contained in, or that can be accessed through, our website is not part of this registration statement.

History

Naerodynamics, Inc. (“Naerodynamics”, “we”, “us”, “our”, the "Company" or the "Registrant") was originally incorporated in the State of Colorado on February 15, 1996 under the name of Mind2Market, Inc. In June 2005, the Company changed its name to Health Partnership. In April 2008, the Company changed its name to Naerodynamics.

Recent Developments

Reverse Merger

On April 30, 2019, the Company executed a reverse merger with PowerTech Bit, Inc. On April 30, 2019, the Company entered into an Agreement whereby the Company acquired 100% of PowerTech Bit, Inc, in exchange for 2,000,000 shares of Naerodynamics Series B Preferred Stock. Additionally, 151,750,000 shares of common stock were transferred to Tatiana Shishova from Matt Billington. Immediately prior to the reverse merger, there were 249,038,025 common shares outstanding and 0 of Series A Preferred shares outstanding, and 0 Shares of Shares B Preferred Stock outstanding. and Matt Billington was the sole officer/director. After the reverse merger, the Company had 249,038,025 common shares outstanding, 0 shares of Series A Preferred Stock and 2,000,000 shares of Series B Preferred shares.

PowerTech Bit was incorporated in the State of Colorado on April 30, 2019. PowerTech Bit was the surviving Company and became a wholly owned subsidiary of Naerodynamics. Naerodynamics had no operations, assets or liabilities prior to the reverse merger. This is the current corporate organization:

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For accounting purposes, this transaction is being accounted for as a reverse merger and has been treated as a recapitalization of the Company with PowerTech Bit, Inc. is considered the accounting acquirer, and the financial statements of the accounting acquirer became the financial statements of the registrant. The Company did not recognize goodwill or any intangible assets in connection with the transaction. The 2,000,000 shares of Series B Preferred Stock issued to the shareholder of PowerTech Bit in conjunction with the share exchange transaction have been presented as outstanding for all periods. The historical consolidated financial statements include the operations of the accounting acquirer for all periods presented.

Our auditor has expressed substantial doubt about our ability to continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered losses and has experienced negative cash flows from operations, which raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to those matters are also described in Note 3 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Naerodynamics, Inc. trades on the OTC Market Pink Sheets under the symbol “NDYN”.

The Company previously acquired Nate’s Essentials. That acquisition was completed on April 4, 2017. However, the transaction was unwound on January 2, 2018. The shares issued pursuant were cancelled and the common stock issued to Nate Steck was transferred back to Matt Billington. Additionally, all the Series A Preferred Stock and Series B Preferred Stock were cancelled.

Business of Registrant

Naerodynamics, Inc. is a Colorado corporation. The Company is a holding company that operates through its subsidiaries. These subsidiaries: (1) sell Bitcoin mining hardware and (2) mine Bitcoin.

PowerTech Bit

PowerTech Bit’s principal line of business is the selling of Bitcoin Mining Equipment on its website www.powertechbit.com.  The Company is currently selling Antminer S9 and Antminer L3++.

Bitcoin Mining

The company is the process of acquiring over 15,000 TH/s of Bitcoin mining using Antminer S9 that is owned by Anastasia Shishova, our officer and director, and will be transferred at her cost of approximately $230,000. The Company expects to acquire the 15,000 Th/s within the next 90 days. 15,000 TH/s is expected to generate approximately 0.40 Bitcoins per day; this is subject to change based on the mining reward block size and the difficulty levels.

The Company currently intends to only mine BitCoin. However, the Company may mine other coins in the future. The Company will not mine any currencies deemed a “investment security”. In the event, that any currency that the company is mining were to be deemed a “investment security” then the company would cease mining that coin.

Additionally, the Company is currently finalizing a transaction to acquire AW Blockchain Mining. AW Blockchain Mining is a wholly owned subsidiary of Buscar Company which Anastasia Shishova, our officer and director, is the majority shareholder and sole officer and director. The acquisition is expected to close on August 30, 2019.

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Competitive Strengths

The Company is able to acquire surplus mining equipment that is located primarily in Europe and Russia. Once an order is placed, the Company purchases the surplus equipment and ships it the Company’s client. This allows the company not to require to store or warehouse parts and machines and allows the Company to sell products with minimal capital outlay prior to a sale.

Market Size

According to Orbis Research, the crypto mining market is a billion dollar industry.  Over the next five years, they project that Cryptocurrency Mining Equipment will register a 18.7% CAGR in terms of revenue, and reach $2.79 billion in sales from the $1 billion in sales for 2017.

Competition

The crypto mining industry is highly competitive. Our competitors and potential competitors include crypto mining companies and individuals with high net worth’s. Most of our competitors have greater financial, personnel and other resources than we have. Accordingly, a high degree of competition in these areas will continue. However, at this time, we have not completed a thorough competitive analysis to identify the main competitors. We intend to use part of the proceeds (as part of working capital) to conduct such analysis and structure our strategy accordingly.

Marketing

Our marketing strategy focuses on building our brand and product awareness, increasing customer adoption and demand, communicating advantages and business benefits and generating leads for our channel partners and sales force. Our internal marketing organization will be responsible for branding, content generation and product marketing. Our marketing efforts will also include public relations in multiple regions, analyst relations, customer marketing, and extensive content development available through our web site and social media outlets.

Proprietary Rights

We do not have any proprietary rights.

Intellectual Property

We do not currently hold rights to any intellectual property.

Research and Development

Since our inception to the date of this filing we have not spent any money on research and development activities.

Government regulation

We are subject to the laws and regulations of the jurisdictions in which we operate, which may include business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

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Transfer Agent

The Company’s transfer agent is Mountain Share Transfer. Their address is 2030 Powers Ferry Rd. SE Suite # 212 Atlanta Ga. 30339 and phone number is (303)-460-1149.

Employees

As of May 20, 2019, the Company had 2 full-time employees. None of our employees are subject to a collective bargaining agreement.

Reports to Security Holders.

The Company will file reports with the SEC. The Company will be a reporting company and will comply with the requirements of the Exchange Act.

The public may read and copy any materials the Company files with the SEC in the SEC’s Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

Legal Proceedings

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we are an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on golden parachute compensation.

Under the JOBS Act, we will remain an “emerging growth company” until the earliest of:

☐	the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more;

☐	the last day of the fiscal year following the fifth anniversary of the effective date of this registration statement;

☐	the date on which we have, during the previous three-year period, issued more than $1 billion in non- convertible debt; and

☐	the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, or the Exchange Act.

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We will qualify as a large accelerated filer as of the first day of the first fiscal year after we have (i) more than $700 million in outstanding common equity held by our non-affiliates and (ii) been public for at least 12 months. The value of our outstanding common equity will be measured each year on the last day of our second fiscal quarter.

The Section 107 of the JOBS Act provides that we may elect to utilize the extended transition period for complying with new or revised accounting standards and such election is irrevocable if made. As such, we have made the election to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. Please refer to a discussion under “Risk Factors” of the effect on our financial statements of such election.

Going Concern

We have expressed substantial doubt about our ability to continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered losses and has experienced negative cash flows from operations, which raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to those matters are also described in Note 3 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Status as Not A Shell Company

The Company it is not a "shell company" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, The Company is a "start-up" company which the Commission explicitly differentiates in Footnote 172 to SEC Release No. 33-8869 from "shell" companies covered under Rule 144(i)(1)(i) (the "Rule"). In adopting the definition of a shell company in SEC Release No. 33-8587 (the "Release"), the Commission stated that it intentionally did not define the term "nominal" and it did not set a quantitative threshold of what constitutes a shell company. Indeed, under the Rule, the threshold for what is considered "nominal" is, to a large degree, subjective and based upon facts and circumstances of each individual case.

The Company is actively engaged in the implementation and deployment of its business plan. These activities include executing its business plan by selling products on its website.

The Company has already built its website to offer for sale equipment and products related to bitcoin mining. As the Commission points out in its Release, there are no established quantitative thresholds to determine whether a company's operations are in-fact "nominal". Instead, the determination is to be made on a case-by-case basis, with significant regards to a subjective analysis aimed at preventing serious problems from allowing scheming promoters and affiliates to evade the definition of a "shell" company (as well as the intent of the Rule). As described in Footnote 32 to the Release, the Commission expounds its rationale for declining to quantitatively define the term "nominal" regarding a shell company.

It is reasonably commonplace that development stage or "start-up" companies have limited assets and resources, as well as having a going concern explanatory paragraph in the report of its independent registered public accounting firm.

The Company's management has been working at implementing the Company's core business strategy, including, but not limited to, building out its E-Commerce website and offering products for sale.  The Company’s operations are more than "nominal" and that it does not fall within the class of companies for which the Commission was aiming to prevent as referenced in Release Footnote 32.

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Item 1A. Risk Factors.

You should carefully consider the risks described below together with all of the other information included in this registration statement before making an investment decision with regard to our securities. The statements contained in or incorporated herein that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, you may lose all or part of your investment. In addition to other information in this registration statement and in other filings we make with the Securities and Exchange Commission, the following risk factors should be carefully considered in evaluating our business as they may have a significant impact on our business, operating results and financial condition. If any of the following risks actually occurs, our business, financial condition, results of operations and future prospects could be materially and adversely affected. Because of the following factors, as well as other variables affecting our operating results, past financial performance should not be considered as a reliable indicator of future performance and investors should not use historical trends to anticipate results or trends in future periods.

Risks Related to Our Business

The Company's auditors have issued a going concern opinion that the Company's may not be able to continue without raising additional capital therefore needs to raise additional capital to continue its operations and to implement its growth plan.

Our auditors and management have concluded that there is substantial doubt about our ability to continue as a going concern. We are a development stage company and may not be able to effectively implement our business plan. There can be no assurance that there will be an opportunity to generate revenues from our contemplated business activities. The revenues and income potential of our proposed business and operations are unproven. The lack of our operating history and the unproven nature of our business strategy makes it difficult to evaluate the future prospects of our business. We are currently experiencing losses resulting from the fact that we are incurring operating expenses and are not generating any revenues.

We have limited Operating history

The Company has engaged in limited operations to date. Accordingly, the Company has only a limited operating history with which you can evaluate its business and prospects. An investor in the Company must consider its business and prospects in light of the risks, uncertainties and difficulties frequently encountered by early-stage companies, including limited capital, delays in product development, possible marketing and sales obstacles and delays, inability to gain customer and merchant acceptance or inability to achieve significant distribution of our products and services to customers. The Company cannot be certain that it will successfully address these risks. Its failure to address any of these risks could have a material adverse effect on its business.

Failure to attract clients could greatly harm our ability to generate revenue.

Our ability to generate revenue is dependent on the continued growth of our sales. If we are unable to continue to grow our sales network or bring new clients to our network, our ability to generate revenue would be greatly compromised. There is no guarantee that individuals and businesses will want to purchase equipment from us.

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The Company has limited capitalization and lack of working capital and as a result is dependent on raising funds to grow and expand its business.

Our management has concluded that there is substantial doubt about our ability to continue as a going concern. The Company has extremely limited capitalization and is dependent on raising funds to grow and expand its businesses. The Company will endeavor to finance its need for additional working capital through debt or equity financing. Additional debt financing would be sought only in the event that equity financing failed to provide the Company necessary working capital. Debt financing may require the Company to mortgage pledge or hypothecate its assets, and would reduce cash flow otherwise available to pay operating expenses and acquire additional assets. Debt financing would likely take the form of short-term financing provided by officers and directors of the Company, to be repaid from future equity financing. Additional equity financing is anticipated to take the form of one or more private placements to qualified investors under exemptions from the registration requirements of the 1933 Act or a subsequent public offering. There are no other current agreements or understandings with regard to the form, time or amount of any financing and there is no assurance that any financing can be obtained or that the Company can continue as a going concern.

We are not currently profitable and may not become profitable. Our failure to achieve or maintain profitability could negatively impact the value of our business

We have incurred operating losses since our formation and expect to incur losses in the foreseeable future. We also expect to experience negative cash flow for the foreseeable future as we fund our operating losses and capital expenditures. There is substantial doubt as to our ability to continue as a going concern.

As a result, we will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability could negatively impact the value of our business.

Our minimal operating history gives no assurances that our future operations will result in profitable revenues, which could result in the suspension or end of our operations.

We have a limited operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the completion of this offering and our ability to generate revenues.

There is substantial doubt as to our ability to continue as a going concern. We have incurred operating losses since our formation and expect to incur significant losses in the foreseeable future. We also expect to experience negative cash flow for the foreseeable future as we fund our operating losses and capital expenditures. As a result we will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability could negatively impact the value of our business and may cause us to go out of business.

Because we won’t initially host our own mining equipment, our business is dependent on 3rd parties maintaining the equipment and providing adequate service. Any distribution from these 3rd parties could negatively impact our business.

We will not initially host our crypto mining equipment. We will use 3rd parties to host, maintain, and service the mining equipment on our behalf. If the 3rd parties cease operations or have other disruptions to the services provided we may have to cease our operations, resulting in the complete loss of your investment.

There are cyber security risks related to cryptocurrency trading.

Trading platforms and third-party service providers may be vulnerable to hacking or other malicious activity. As with any computer code generally, flaws in cryptocurrency codes may be exposed to such negative activities.

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Several errors and defects have been found previously, including those that disabled some functionality for users of cryptocurrency trading platforms and exposed such users’ personal information. Flaws in and exploitations of the source code allowing malicious actors to take or create money have previously occurred. A hack occurred in July 2017 during which a hacker exploited a critical flaw to drain three cryptocurrency wallets that held a combined total of over $31 million worth of Ethereum. If left undetected, the hacker could have been able to steal an additional $150 million. Another example occurred in August 2016, whereby nearly 120,000 bitcoins, representing nearly $72 billion, was stolen from the Bitfinex exchange in Hong Kong.

While the Company has taken steps to protect its digital assets, the Company is not immune to changes that effect the entire blockchain ecosystem or industry. Such changes as being subject to a hacking event such as those described above, could significantly impact the Company in unpredictable ways, adding volatility and uncertainty to its fiscal projections and financial results.

Since there has been limited precedents set for financial accounting of bitcoin, Ethereum, and other digital assets, it is unclear how the Company will be required to account for digital assets transactions in the future.

Since there has been limited precedence set for the financial accounting of digital assets, the way that the Company will be required to account for digital asset transactions or assets may change drastically in the future. Furthermore, a change in regulatory or financial accounting standards could result in the necessity to restate the Company’s financial statements. Such a restatement could negatively impact the Company’s business, prospects, financial condition and results of operation. Such circumstances could have a material adverse effect on the ability of the Company to continue as a going concern, which would harm the business, prospects or operations of the Company and potentially the value of our stock.

Taxation of digital securities could negatively impact the results of our operations.

In addition to financial accounting standards, at present there is significant uncertainty with respect to the tax treatment of an investment in digital securities. Bitcoins and other cryptocurrencies may be considered assets in certain areas, property, or currency in others. As such, it is difficult to determine exactly how cryptocurrency will be taxed in any given year which could negatively impact the results of our operations.

At present, for US federal income taxation purposes, cryptocurrencies are generally considered property, and not taxed as currency.  This may result is adverse taxes to company that could negatively impact the results of our operations.

We are a new company with a limited operating history and we face a high risk of business failure that could result in the loss of your investment.

We are a development stage company formed recently to carry out the activities described in this prospectus and thus have only a limited operating history upon which an evaluation can be made. We have limited business operations and we face a high risk of business failure that could result in the loss of your investment.

Incorrect or fraudulent coin transactions may be irreversible which would harm the business, prospects or operations of the Company.

Digital currency transactions are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the transaction. In theory, cryptocurrency transactions may be reversible with the control or consent of a majority of processing power on the network. Once a transaction has been verified and recorded in a block that is added to the blockchain, an incorrect transfer of a coin or a theft of coin generally will not be reversible and the Company may not be capable of seeking compensation for any such transfer or theft. It is possible that, through computer or human error, or through theft or criminal action, the Company’s coins could be transferred in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts. Such events would have a material adverse effect on the ability of the Company to continue as a going concern, which would harm the business, prospects or operations of the Company and potentially the value of our stock.

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The Company may not have adequate sources of recovery if its coins are lost, stolen or destroyed which could negatively impact the results of our operations.

If the Company’s digital currency assets are lost, stolen or destroyed under circumstances rendering a party liable to the Company, the responsible party may not have the financial resources sufficient to satisfy the Company’s claim. For example, as to a particular event of loss, the only source of recovery for the Company might be the responsible third parties (e.g., a thief or terrorist), any of which may not have the financial resources (including liability insurance coverage) to satisfy a valid claim of the Company. Furthermore, to the Company’s knowledge, at this time, there is no US or foreign governmental, regulatory, investigative, or prosecutorial authority or mechanism through which to bring an action or complaint regarding missing or stolen digital currencies. Consequently, the Company may be unable to replace missing coins or seek reimbursement for any erroneous transfer or theft of coins. To the extent that the Company is unable to seek redress for such action, error or theft, such loss could adversely affect an investment in the Company.

Acceptance and/or widespread use of cryptocurrency is uncertain which would have a material adverse effect on the business, prospects or operations of the Company.

Currently, there is a relatively small use of cryptocurrencies in the retail and commercial marketplace for goods or services. In comparison, there is relatively large use by speculators contributing to price volatility.

The relative lack of acceptance of cryptocurrencies in the retail and commercial marketplace limits the ability of end-users to use them to pay for goods and services. Such lack of acceptance or decline in acceptances would have a material adverse effect on the ability of the Company to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on the business, prospects or operations of the Company and potentially the value of any cryptocurrencies the Company holds or expects to acquire for its own account.

The Company will crease mining any coin deemed to be an “investment security” which could negatively impact our operations.

The Company will cease to mine any coin that is determined to be an investment security. In the event, the Company is mining a coin that is determined to be an investment security, the cessation of the mining activities could result in a loss of the Company’s investment in mining equipment and could negatively impact our operations.

The impact of geopolitical events on the supply and demand for cryptocurrencies is uncertain.

Crises may motivate large-scale purchases of cryptocurrencies which could increase the price of cryptocurrencies rapidly. This may increase the likelihood of a subsequent price decrease as crisis-driven purchasing behavior wanes, adversely affecting the value of the Company’s coins. Such risks may be similar to the risks of purchasing, holding or selling commodities (such as gold) in uncertain times.

As an alternative to commodities or fiat currencies that are backed by central governments, cryptocurrencies, which are relatively new, are subject to supply and demand forces based upon the desirability of an alternative, decentralized means of buying and selling goods and services. How such supply and demand will be impacted by geopolitical events is uncertain but could be harmful to the Company and investors in the Company’s securities. Nevertheless, political or economic crises may motivate large-scale acquisitions or sales of cryptocurrencies either globally or locally. Such events would have a material adverse effect on the ability of the Company to continue as a going concern, which would have a material adverse effect on the business, prospects or operations of the Company and potentially the value of any cryptocurrencies the Company holds or expects to acquire for its own account.

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Banks and financial institutions may not provide banking services, or may cut off services, to businesses that provide cryptocurrency-related services or that accept cryptocurrencies as payment, including financial institutions of investors in the Company’s securities.

A number of companies that provide cryptocurrency-related services have been unable to find banks or financial institutions that are willing to provide them with bank accounts and other services. Similarly, a number of companies and individuals or businesses associated with cryptocurrencies have had and may continue to have their existing bank accounts closed or services discontinued with financial institutions. The Company has not experienced difficulties in maintaining banking relationships, but as the Company scales, it may be unable to obtain or maintain these services for its business activities. The difficulty that many businesses that provide cryptocurrency-related services have and may continue to have in finding banks and financial institutions willing to provide them services may be decreasing the usefulness of cryptocurrencies as a payment system and harming public perception of cryptocurrencies and could decrease its usefulness and harm its public perception in the future. Similarly, the usefulness of cryptocurrencies as a payment system and the public perception of cryptocurrencies could be damaged if banks or financial institutions were to close the accounts of businesses providing cryptocurrency-related services. This could occur as a result of compliance risk, cost, government regulation or public pressure. Such factors would have a material adverse effect the ability of the Company to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on the business, prospects or operations of the Company and harm investors in the Company’s securities.

The development and acceptance of cryptographic and algorithmic protocols governing the issuance of and transactions in cryptocurrencies are subject to a variety of factors that are difficult to evaluate.

The use of cryptocurrencies to, among other things, buy and sell goods and services and complete transactions, is part of a new and rapidly evolving industry that employs digital assets based upon a computer-generated mathematical and/or cryptographic protocol. The growth of this industry in general, and the use of cryptocurrencies in particular, is subject to a high degree of uncertainty, and the slowing or stopping of the development or acceptance of developing protocols may occur and is unpredictable. The factors include, but are not limited to:

•	Continued worldwide growth in the adoption and use of cryptocurrencies;

•	Governmental and quasi-governmental regulation of cryptocurrencies and their use, or restrictions on or regulation of access to and operation of the network or similar cryptocurrency systems;

•	The maintenance and development of the open-source software protocol of the network;

•	The availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies;

•	General economic conditions and the regulatory environment relating to digital assets; and

•	Negative consumer sentiment and perception of bitcoin specifically and cryptocurrencies generally.

Such events would have a material adverse effect on the ability of the Company to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on the business, prospects or operations of the Company and potentially the value of any cryptocurrencies the Company holds or expects to acquire for its own account and harm investors in the Company’s securities.

Regulatory changes or actions may alter the nature of an investment in the Company or restrict the use of cryptocurrencies in a manner that adversely affects the Company’s business, prospects or operations.

As cryptocurrencies have grown in both popularity and market size, governments around the world have reacted differently to cryptocurrencies, with certain governments deeming them illegal while others have allowed their use and trade.

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For example, on July 25, 2017, the SEC released an investigative report which states that the United States would, in some circumstances, consider the offer and sale of coins pursuant to an initial coin offering (“ICO”) subject to federal securities laws. Thereafter, China released statements and took similar actions. These releases may be a prelude to further action which could chill widespread acceptance of cryptocurrency and effect the ability of the Company to continue as a going concern, which could have a material adverse effect on the business, prospects or operations of the Company.

Governments may in the future take regulatory actions that prohibit or severely restrict the right to acquire, own, hold, sell, use or trade cryptocurrencies or to exchange cryptocurrencies for fiat currency. Similar actions by governments or regulatory bodies (such as an exchange on which the Company’s securities are listed, quoted or traded) could result in restriction of the acquisition, ownership, holding, selling, use or trading in the Company’s securities. On-going and future regulatory actions may impact the ability of the Company to continue to operate and such actions could affect the ability of the Company to continue as a going concern, which could have a material adverse effect on the business, prospects or operations of the Company.

We cannot predict having a predictable stream of revenue from operations, and the variability of our revenues may result in cash shortfalls, which would in turn have a material adverse effect on us.

We cannot predict with any certainty the future performance that will be realized on our crypto mining activities. If we are unable to achieve a sufficient level of revenues during our operating period, or if our operating expenses are significantly higher than we expect, we may experience cash shortfalls. If we experience a cash shortfall, we may be forced to cease operations. We have no commitments for future debt or equity financing, and we cannot be sure that any financing would be available in a timely manner, on terms acceptable to us, or at all. Any equity financing could dilute ownership of existing stockholders and any borrowed money could involve restrictions on future capital raising activities and other financial and operational matters, which could materially and adversely affect our business, financial condition and results of operations. If we were unable to obtain financing as needed, we could cease to be a going concern.

Adverse developments in the global economy restricting the credit markets may materially and negatively impact our business.

The recent downturn in the world’s major economies and the constraints in the credit markets have heightened or could continue to heighten a number of material risks to our business, cash flows and financial condition, as well as our future prospects. Continued issues involving liquidity and capital adequacy affecting lenders could affect our ability to access credit facilities or obtain debt financing and could affect the ability of lenders to meet their funding requirements when we need to borrow. Further, in the uncertain event that a public market for our stock develops, the volatility in the equity markets may make it difficult in the future for us to access the equity markets for additional capital at attractive prices, if at all. The current credit crisis in other countries, for example, and concerns over debt levels of certain other European Union member states, has increased volatility in global credit and equity markets. If we are unable to obtain credit or access capital markets, our business could be negatively impacted. For example, we may be unable from this offering).

Key management personnel may leave the Company, which could adversely affect the ability of the Company to continue operations.

Because we are entirely dependent on the efforts of our officers and directors, any one of their departure or the loss of other key personnel in the future, could have a material adverse effect on the business. We believe that all commercially reasonable efforts have been made to minimize the risks attendant with the departure by key personnel from service.

However, there is no guarantee that replacement personnel, if any, will help the Company to operate profitably. We do not maintain key-person life insurance on our sole officer and director.

If our Company is dissolved, it is unlikely that there will be sufficient assets remaining to distribute to our shareholders.

In the event of the dissolution of our company, the proceeds realized from the liquidation of our assets, if any, will be used primarily to pay the claims of our creditors, if any, before there can be any distribution to the shareholders. In that case, our shareholders may not be able to recover all or any portion of their investment.

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If we are unable to manage our future growth, our business could be harmed and we may not become profitable.

Significant growth may place a significant strain on management, financial, operating and technical resources. Failure to manage growth effectively could have a material adverse effect on the Company’s financial condition or the results of its operations.

The management and current shareholders of the Company have 95.6% of the total voting power thereby acting together they have the ability to choose management or impact operations.

Management and current shareholders own 95.6% of the voting power. Consequently, management and majority shareholders have the ability to influence control of our operations and, acting together, will have the ability to influence or control substantially all matters submitted to stockholders for approval, including:

Election of the Board of Directors;

•	Removal of directors; and
•	Amendment to the our certificate of incorporation or bylaws;

These stockholders will thus have substantial influence over our management and affairs and other stockholders possess no practical ability to remove management or effect the operations of our business. Accordingly, this concentration of ownership by itself may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for the Common Stock.

We may, in the future, issue additional common stock, which would reduce then-existing shareholder’s percentage of ownership and may dilute our share value.

Our certificate of incorporation authorizes the issuance of up to 750,000,000 shares of common stock. Accordingly, the board of directors will be empowered, without further stockholder approval, to issue additional shares of capital stock up to the authorized amount, which would dilute the current and future shareholders.

Our by-laws provide for indemnification of our officers and directors at our expense and limit their liability which may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our bylaws require that we indemnify and hold harmless our officers and directors, to the fullest extent permitted by law, from certain claims, liabilities and expenses under certain circumstances and subject to certain limitations and the provisions of Colorado law. Under Colorado law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, against expenses, attorney’s fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with an action, suit or proceeding if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation.

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The Company will incur additional costs associated with being a public company which may result in our shareholders losing their entire investment.

The additional costs will incur associated to filing this Form 10. These include, 8-K, 10-Q, 10-K and other documents required to be filed with the SEC. The company expects these annual costs to be approximately $24,000 - $100,000 for the year. There is a risk that our shareholders will lose their entire investment if we are unable to raise the additional financing or generate sufficient income to pay these additional costs.

The Company’s officers and directors can determine their salary without approval from shareholders which may result in our shareholders losing their entire investment.

Since our officers and director may determine their salary without approval from shareholders there is a risk that there will insufficient funds available from the net income. There is a risk that our shareholders will lose their entire investment if we are unable to raise the additional financing or generate sufficient income to pay any salary to our officers.

The Company lacks sufficient internal controls and implementing acceptable internal controls will be difficult with only 1 officer and director thereby it will be difficult to ensure that information required to be disclosed in our reports filed and submitted under the Exchange Act is recorded, processed, summarized and reported as and when required.

The Company lacks internal controls over its financials, and it may be difficult to implement such controls with only 1 officer and director. The lack of these internal controls makes it difficult to ensure that information required to be disclosed in our reports filed and submitted under the Exchange Act is recorded, processed, summarized and reported as and when required.

The reason we believe our disclosure controls and procedures are not effective is because:

•	there is a lack of segregation of duties necessary for a good system of internal control due to insufficient accounting staff due to the size of the company.

•	the staffing of accounting department is weak due to the lack of qualifications and training, and the lack of formal review process.

•	the control environment of the Company is weak due to the lack of an effective risk assessment process, the lack of internal audit function and insufficient documentation and communication of the accounting policies.

•	Failure in the operating effectiveness over controls related to recording revenue.

We are an “emerging growth company,” and any decision on our part to comply only with certain reduced disclosure requirements applicable to “emerging growth companies” could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our securities that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

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In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to opt in to the extended transition period for complying with the revised accounting standards.

Because we have elected to defer compliance with new or revised accounting standards, our financial statement disclosure may not be comparable to similar companies.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of our election, our financial statements may not be comparable to companies that comply with public company effective dates. Refer to Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies for further discussion of this exemption.

Our status as an “emerging growth company” under the JOBS Act of 2012 may make it more difficult to raise capital as and when we need it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

We cannot guarantee that an active trading market will develop for our Common Stock which may restrict your ability to sell your shares.

Even though our common stock is currently quoted on the OTC Markets, there can be no assurance that a regular trading market for our Common Stock will ever develop or that, if developed, it will be sustained. The Company’s common stock is listed on the OTC Markets under the ticker “NDYN” but the display of quotes has been discontinued by OTC Markets. Currently there is only a limited, sporadic, and volatile market for our stock on the OTC. Therefore, purchasers of our Common Stock should have long-term investment intent and should recognize that it may be difficult to sell the shares, notwithstanding the fact that they are not restricted securities. We cannot predict the extent to which a trading market will develop or how liquid a market might become.

Our shares may be subject to the “penny stock” rules which might subject you to restrictions on marketability and you may not be able to sell your shares

Broker-dealer practices in connection with transactions in "Penny Stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risk associated with the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker- dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker- dealer must make a written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules.

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We may need additional financing which we may not be able to obtain on acceptable terms. If we are unable to raise additional capital, as needed, the future growth of our business and operations would be severely limited.

A limiting factor on our growth, and is our limited capitalization which could impact our ability to penetrate new markets, attract new customers and execute on our divisions business plans. While we are currently able to fund all basic operating costs it is possible that we may require additional funding in the future to achieve all of our proposed objectives.

If we raise additional capital through the issuance of debt, this will result in increased interest expense. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of the Company held by existing shareholders will be reduced and our shareholders may experience significant dilution. In addition, new securities may contain rights, preferences or privileges that are senior to those of our Common Stock. If additional funds are raised by the issuance of debt or other equity instruments, we may become subject to certain operational limitations (for example, negative operating covenants). There can be no assurance that acceptable financing necessary to further implement our plan of operation can be obtained on suitable terms, if at all. Our ability to develop our business, fund expansion, develop or enhance products or respond to competitive pressures, could suffer if we are unable to raise the additional funds on acceptable terms, which would have the effect of limiting our ability to increase our revenues or possibly attain profitable operations in the future.

Future sales by our stockholders may adversely affect our stock price and our ability to raise funds.

Sales of our Common Stock in the public market could lower our market price for our Common Stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that management deems acceptable or at all.

Our by-laws provide for indemnification of our officers and directors at our expense and limit their liability which may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our bylaws require that we indemnify and hold harmless our officers and directors, to the fullest extent permitted by law, from certain claims, liabilities and expenses under certain circumstances and subject to certain limitations and the provisions of Colorado law. Under Colorado law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, against expenses, attorneys fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with an action, suit or proceeding if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation.

We may become subject to legal proceedings that could have material adverse impact on our financial position and results of operations.

From time to time and in the ordinary course of our business, we may become involved in various legal proceedings. All such legal proceedings are inherently unpredictable and, regardless of the merits of the claims, litigation may be expensive, time-consuming and disruptive to our operations and distracting to management. If resolved against us, such legal proceedings could result in excessive verdicts, injunctive relief or other equitable relief that may affect how we operate our business. Similarly, if we settle such legal proceedings, it may affect how we operate our business. Future court decisions, alternative dispute resolution awards, business expansion or legislative activity may increase our exposure to litigation and regulatory investigations. In some cases, substantial noneconomic remedies or punitive damages may be sought. Although we maintain liability insurance coverage, there can be no assurance that such coverage will cover any particular verdict, judgment or settlement that may be entered against us, that such coverage will prove to be adequate or that such coverage will continue to remain available on acceptable terms, if at all. If we incur liability that exceeds our insurance coverage or that is not within the scope of the coverage in legal proceedings brought against us, it could have an adverse effect on our business, financial condition and results of operations.

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•	Certification, licensing or regulatory requirements;

•	Unexpected changes in regulatory requirements;

•	Changes to or reduced protection of intellectual property rights in some countries.

We may not be able to implement our growth and marketing strategy successfully or on a timely basis or at all.

Our future success depends, in large part, on our ability to implement our growth strategy of expanding distribution and sales of our products and introducing new product lines and product extensions.

Our sales and operating results will be adversely affected if we fail to implement our growth strategy or if we invest resources in a growth strategy that ultimately proves unsuccessful.

Risks Related to Our Common Stock

Our stock price may be volatile or may decline regardless of our operating performance, and you may lose part or all of your investment.

The market price of our common stock may fluctuate widely in response to various factors, some of which are beyond our control, including:

•	market conditions or trends in the dietary supplement industry or in the economy as a whole

•	actions by competitors

•	actual or anticipated growth rates relative to our competitors

•	the public’s response to press releases or other public announcements by us or third parties, including our filings with the SEC

•	economic, legal and regulatory factors unrelated to our performance

•	any future guidance we may provide to the public, any changes in such guidance or any difference between our guidance and actual results

•	changes in financial estimates or recommendations by any securities analysts who follow our common stock

•	speculation by the press or investment community regarding our business

•	litigation

•	changes in key personnel; and

•	future sales of our common stock by our officers, directors and significant shareholders.

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In addition, the stock markets, including the over-the-counter markets where we are quoted, have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These broad market fluctuations may materially affect our stock price, regardless of our operating results. Furthermore, the market for our common stock historically has been limited and we cannot assure you that a larger market will ever be developed or maintained. The price at which investors purchase shares of our common stock may not be indicative of the price that will prevail in the trading market. Market fluctuations and volatility, as well as general economic, market and political conditions, could reduce our market price. As a result, these factors may make it more difficult or impossible for you to sell our common stock for a positive return on your investment. In the past, shareholders have instituted securities class action litigation following periods of market volatility. If we were involved in securities litigation, we could incur substantial costs and our resources and the attention of management could be diverted from our business.

Potential future financings may dilute the holdings of our current shareholders

In order to provide capital for the operation of our business, in the future we may enter into financing arrangements. These arrangements may involve the issuance of new shares of common stock, preferred stock that is convertible into common stock, debt securities that are convertible into common stock or warrants for the purchase of common stock. Any of these items could result in a material increase in the number of shares of common stock outstanding, which would in turn result in a dilution of the ownership interests of existing common shareholders. In addition, these new securities could contain provisions, such as priorities on distributions and voting rights, which could affect the value of our existing common stock.

We currently do not intend to pay dividends on our common stock.  As a result, your only opportunity to achive a return on your investment is if the price of our common stock appreciates

We currently do not expect to declare or pay dividends on our common stock. In addition, in the future we may enter into agreements that prohibit or restrict our ability to declare or pay dividends on our common stock. As a result, your only opportunity to achieve a return on your investment will be if the market price of our common stock appreciates and you sell your shares at a profit.

You may experience dilution of your ownership interest due ti future issuance of additional shares of our common stock.

We are in a capital intensive business and we do not have sufficient funds to finance the growth of or to support our projected capital expenditures. As a result, we will require additional funds from future equity or debt financings, including tax equity financing transactions or sales of preferred shares or convertible debt, to complete the development of new projects and pay the general and administrative costs of our business. We may in the future issue our previously authorized and unissued securities, resulting in the dilution of the ownership interests of holders of our common stock. We are currently authorized to issue 750,000,000 shares of common stock. The potential issuance of such additional shares of common stock or preferred stock or convertible debt may create downward pressure on the trading price of our common stock. We may also issue additional shares of common stock or other securities that are convertible into or exercisable for common stock in future public offerings or private placements for capital raising purposes or for other business purposes. The future issuance of a substantial number of common shares into the public market, or the perception that such issuance could occur, could adversely affect the prevailing market price of our common shares. A decline in the price of our common shares could make it more difficult to raise funds through future offerings of our common shares or securities convertible into common shares.

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Item 2. Financial Information.

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that reflect our current views with respect to future events and financial performance, which involve risks and uncertainties. Forward-looking statements are often identified by words like: “believe”, “expect”, “estimate”, “anticipate”, “intend”, “project” and similar expressions, or words that, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

As used in this "Management's Discussion and Analysis of Financial Condition and Results of Operation," except where the context otherwise requires, the term "we," "us," or "our," refers to the business of Naerodynamics. Our financial statements are stated in United States Dollars (USD or US$) and are prepared in accordance with United States Generally Accepted Accounting Principles.

Overview

Results of Operations

There is limited historical financial information about us upon which to base an evaluation of our performance. We have not generated revenues from our operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including the financial risks associated with the limited capital resources currently available to us for the implementation of our business strategies. (See “Risk Factors”). To become profitable and competitive, we must develop the business plan and execute the plan. Our management will attempt to secure financing through various means including borrowing and investment from institutions and private individuals.

Since inception, the majority of our time has been spent refining its business plan and preparing for a primary financial offering.

Results of Operations and Financial Condition for the Period from April 30, 2019 (Inception) to April 30, 2019 for the Period from April 30, 2019 (Inception)
to April 30, 2019
Costs and expenses
General and administrative	$99
Total operating expenses	99

Loss from operations
Net loss	$(99)

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We have not generated any revenues as of April 30, 2019.

Operating expense were $99 for the period ended April 30, 2019. These comprised of the state filing fees for the formation of the Company.

There is no assurance that we will ever be profitable. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should we be unable to continue as a going concern.

Liquidity and Capital Resources

April 30,
2019
Cash	$-
Total Assets	$-
Total Liabilities	$-
Stockholders' Deficit	$-

April 30,
2019
Cash Flows used in Operating Activities	$(99)
Cash Flows used in Investing Activities	$-
Cash Flows from Financing Activities	$99
Net Increase in Cash During the Year	$-

During the period ended April 30, 2019, cash used in operating activities was $99. This was primarily of our net loss of $99, associated with the state filing fees.

During the period ended April 30, 2019, cash used in investing activities was $0.

During the period ended April 30, 2019 cash provided by financing activities amounted to $99.

As of April 30, 2019, we had shareholder receivable of $1,901 and cash on hand of $0. We plan to raise additional debt and equity financing to meet our obligations as they become due.

The Company currently has no external sources of liquidity such as arrangements with credit institutions or off-balance sheet arrangements that will have or are reasonably likely to have a current or future effect on our financial condition or immediate access to capital.

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Our director and officers has made no commitments, written or oral, with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees.

If the Company is unable to raise the funds partially through this offering, the Company will seek alternative financing through means such as borrowings from institutions or private individuals. There can be no assurance that the Company will be able to keep costs from being more than these estimated amounts or that the Company will be able to raise such funds. Even if we sell all shares offered through this Offering Circular, we expect that the Company will seek additional financing in the future. However, the Company may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, the Company may be forced to seek a buyer for our business or another entity with which we could create a joint venture. If all of these alternatives fail, we expect that the Company will be required to seek protection from creditors under applicable bankruptcy laws.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors’ independence, audit committee oversight, and the adoption of a code of ethics. Our Board of Directors is comprised of one individual who is also our executive officer. Our executive officer makes decisions on all significant corporate matters such as the approval of terms of the compensation of our executive officer and the oversight of the accounting functions.

The Company has not yet adopted any corporate governance measures and, since our securities are not yet listed on a national securities exchange, the Company is not required to do so. The Company has not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently do not have any independent directors. If we expand our board membership in future periods to include additional independent directors, the Company may seek to establish an audit and other committees of our board of directors. It is possible that if our Board of Directors included independent directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officer and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

Inflation

The effect of inflation on our revenues and operating results has not been significant.

Critical Accounting Policies

Our financial statements are affected by the accounting policies used and the estimates and assumptions made by management during their preparation. We have identified below the critical accounting policies which are assumptions made by management about matters that are highly uncertain and that are of critical importance and have a material impact on our financial statements. Management believes that the critical accounting policies and estimates discussed below involve the most complex management judgments due to the sensitivity of the methods and assumptions necessary in determining the related asset, liability, revenue and expense amounts. Specific risks associated with these critical accounting policies are discussed throughout this MD&A, where such policies have a material effect on reported and expected financial results.

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A complete listing of our significant policies is included in the notes to our financial statements for the year ended April 30, 2019.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the amounts reported in the financial statements. Estimates are based on historical experience, management expectations for future performance, and other assumptions as appropriate. We re-evaluate estimates on an ongoing basis; therefore, actual results may vary from those estimates.

Stock-Based Compensation

We periodically issue stock options and warrants to employees and non-employees in non-capital raising transactions for services and for financing costs. We account for stock option and warrant grants issued and vesting to employees based on Financial Accounting Standards Board (FASB) ASC Topic 718, "Compensation - Stock Compensation", whereas the award is measured at its fair value at the date of grant and is amortized ratably over the service period. We account for stock option and warrant grants issued and vesting to non-employees in accordance with ASC Topic 505, "Equity", whereas the value of the stock compensation is based upon the measurement date as determined at either (a) the date at which a performance commitment is reached, or (b) at the date at which the necessary performance to earn the equity instruments is complete.

Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive exploration activities. For these reasons our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

Accounting and Audit Plan

In the next twelve months, we anticipate spending approximately $20,000 - $30,000 to pay for our accounting and audit requirements.

Off-balance sheet arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Critical Accounting Policies

Our critical accounting policies, including the assumptions and judgments underlying them, are disclosed in the notes to our financial statements included in this prospectus. We have consistently applied these policies in all material respects. Below are some of the critical accounting policies:

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Revenue Recognition

We account for revenue in accordance with ASC 606, Revenue from Contracts with Customers, using the modified retrospective method. We recognize revenue when control of promised goods is transferred to the customer. The amount of revenue recognized reflects the consideration to which the Company expects to be entitled in exchange for transferring the goods. Contracts are identified and follow the revenue recognition policies when all of the following occur: we have evidence that all parties to the contract have approved the contract and are committed to perform their respective obligations, we can identify each party’s rights regarding the goods or services to be transferred, we can identify the payment terms for the goods or services to be transferred, the contract has commercial substance, and it is probable we will collect substantially all of the consideration to which we would be entitled in exchange for the goods or services.

For the sale of mining equipment, we recognize the sale of products under single performance obligations upon shipment of the units as that is when ownership is transferred, and our performance is completed. Revenues from repair and maintenance activities is recognized when the repairs are completed, and the units have been shipped.

For crypto mining activities, revenue earning activities are recognized upon the mined coins being sent to the Company’s digital asset wallet. Gains or losses from the sale of the coins (digital assets) are recognized when the coin/digital asset is sold or otherwise disposed of, the cost and associated accumulated depreciation are removed from the accounts and the resulting gain or loss is recognized in the statement of operations

Cash equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Depreciation schedule

The Company will depreciate its cryptocurrency mining equipment straight line depreciation of the over an expected life of four years.

Basic and diluted net loss per share

The Company computes loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using treasury stock method, and convertible preferred stock, if any, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive. Common stock equivalents pertaining to the convertible debt, options, warrants and convertible preferred shares were not included in the computation of diluted net loss per common share because the effect would have been anti-dilutive due to the net loss for the years ended April 30, 2019.

Stock-based Compensation

Accounting Standards Codification (“ASC”) 718, “Accounting for Stock-Based Compensation" established financial accounting and reporting standards for stock-based compensation plans. It defines a fair value based method of accounting for an employee stock option or similar equity instrument. The Company accounts for compensation cost for stock option plans and for share based payments to non-employees in accordance with ASC 718. Accordingly, employee share-based payment compensation is measured at the grant date, based on the fair value of the award, and is recognized as an expense over the requisite service period. Additionally, share-based awards to non-employees are expensed over the period in which the related services are rendered at their fair value. The Company accounts for share based payments to non-employees in accordance with ASC 505-50 “Accounting for Equity Instruments Issued to Non-Employees for Acquiring, or in Conjunction with Selling, Goods or Services”.

25

Recently issued accounting standards

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

Item 3. Properties.

Our office space needs are limited at the current time. We maintain our current principal office at 1624 Market St Suite 202-92462 Denver, CO 80202. Our telephone number at this office is (720) 996-1885.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

(a) Security ownership of certain beneficial owners.

The following table sets forth, as of June 12, 2019, the number of shares of common stock owned of record and beneficially by our executive officers, directors and persons who hold 5% or more of the outstanding shares of common stock of the Company.

The amounts and percentages of our common stock beneficially owned are reported on the basis of SEC rules governing the determination of beneficial ownership of securities. Under the SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days through the exercise of any stock option, warrant or other right. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Unless otherwise indicated, each of the shareholders named in the table below, or his or her family members, has sole voting and investment power with respect to such shares of our common stock. Except as otherwise indicated, the address of each of the shareholders listed below is: c/o Naerodynamics, Inc., 1624 Market St Suite 202-92462 Denver, CO 80202

Applicable percentage ownership is based on 249,038,025 shares of Common Stock outstanding as of June 12, 2019. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of Common Stock subject to options held by that person or entity that are currently exercisable or that will become exercisable within 60 days of June 12, 2019. In addition, as of June 12, 2019, 0 shares of Series A Preferred Stock and 2,000,000 shares of Series B Preferred Stock were outstanding.

Name and Address(2)	Common Stock Shares Beneficially Owned	Percentage	Series A Preferred Stock Beneficially Owned	Percentage	Series B Preferred Stock Beneficially Owned(1)	Percentage	Total Voting Power
Anastasia Shishova	0	0%	0	0%	1,000,000	50%	44.4%
Tatiana Shishova	151,750,000	60.9%	0	0%	1,000,000	500%	51.2%
Total	151,750,000		0	0%	2,000,000	100%	95.6%

______________

(1)	Each share of Series B Preferred Stock has 1,000 votes for each share.
(2)	Address is 1624 Market St Suite 202-92462 Denver, CO 80202

26

Item 5. Directors, Executive Officers.

The following table contains information with respect to our directors and executive officers. To the best of our knowledge, none of our directors or executive officers have an arrangement or understanding with any other person pursuant to which he or she was selected as a director or officer. There are no family relationships between any of our directors or executive officers. Directors serve one-year terms. Our executive officers are appointed by and serve at the pleasure of the board of directors.

The table below sets forth our directors and executive officers of as of the date of this Offering Circular.

Name (1)	Position	Age	Term of Office	Approximate Hours Per Week
Anastasia Shishova	President, Chief Executive Officer, Chief Financial Officer, Director	32	May 5, 2018 to Present	20 or as required
Tatiana Shishovsa	Director	62	Inception to Present	20 or as required

________________

(1)	The address for our offices the Company’s corporate office listed on cover page

Anastasia Shishova, Co-President, Chief Executive Officer, Chief Financial Officer and Director

Anastasia Shishova was as our Co-President, CEO and CFO on May 5, 2019. Since 2016, Ms. Shishova been the CEO of Buscar Company, which trades on OTC Markets under the symbol CGLD (on May 6, 2019, the closing price of CGLD was $0.02). Buscar Company is a holding Company. Since 2016, Ms. Shishova has been the CEO of Buscar Stables, which is a wholly owned subsidiary of Buscar Company. Buscar Stables breeds thoroughbreds in Kentucky. From June 2011 through 2013, Ms. Shishova has worked as an independent marketing consultant for businesses. Ms. Shishova has a Master's Degree in Marketing and a Bachelors Degree from Samara State University in Samara, Russia.

Tatiana Shishova, Co-President and Director

Tatiana Shishova was appointed as our sole officer and director on April 30, 2019.  On May 5, 2019, Tatiana Shishova was appointed as Co-President and Director. Ms. Shishova has been retired for the past 15 years.  Previously, Ms. Shishova worked as a bookkeeper and assistant accountant in Russia.

Family Relationships.

Tatiana Shisohva is the mother of Anastasia Shishova.

Involvement in Certain Legal Proceedings.

There have been no events under any bankruptcy act, any criminal proceedings and any judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of the Company during the past five years.

27

The board of directors acts as the Audit Committee and the board of directors has no separate committees. The Company has no qualified financial expert at this time because it has not been able to hire a qualified candidate. The Company intends to continue to search for a qualified individual for hire.

Item 6. Executive Compensation.

Summary Compensation Table

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the years ended April 30, 2019.

2019 EXECUTIVE OFFICER COMPENSATION TABLE

Name (1)	Capacities in which Compensation was Received (3)	Cash Compensation	Other Compensation	Total Compensation(2)
Anastasia Shishova	Co-President, Chief Executive Officer, Chief Financial Officer and Director	$0	$0	$0
Tatiana Shishova	Co-President, and Director	$0	$0	$0

___________________

1	All addresses shall be considered the Company’s corporate office listed on cover page.
2	Our officers and directors currently do not have annual compensation from the Company.
3

We reimburse our officers and directors for reasonable expenses incurred during the course of their performance and for extraordinary services; however, we do not compensate our directors for attendance at meetings. We have no long-term incentive plans.

Outstanding Equity Awards at the End of the Fiscal Year

We do not have any equity compensation plans and therefore no equity awards are outstanding as of April 30, 2019.

None of the members of the board of directors of the Company were compensated for services in such capacity.

Bonuses and Deferred Compensation

We do not have any bonus, deferred compensation or retirement plan. All decisions regarding compensation are determined by our board of directors.

Options and Stock Appreciation Rights

As of April 30, 2019, no options have been issued.

28

Payment of Post-Termination Compensation

We do not have change-in-control agreements with our director or executive officer, and we are not obligated to pay severance or other enhanced benefits to our executive officer upon termination of her employment.

Employment Agreements

Currently, the Company has no employment agreements but expects to enter into one with Chief Executive Officer in the near future.

Board of Directors

Our directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. Our officers are elected by and serves at the discretion of the board of directors.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

Other than as disclosed below, there have been no transactions involving the Company since the beginning of the last fiscal year, or any currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $120,000 or one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

On April 30, 2019, 1,000,000 common shares of PowerTech Bit were issued to Tatiana Shishova in exchange for $2,000 which is reflected by $99 in expenses paid and $1,901 in shareholder receivable.

On April 30, 2019, the Company executed a reverse merger with PowerTech Bit, Inc. On April 30, 2019, the Company entered into an Agreement whereby the Company acquired 100% of PowerTech Bit, Inc, in exchange for 2,000,000 shares of Naerodynamics. Ms. Shishova transferred her shares of PowerTech Bit to the Company in exchange for 2,000,000 shares of Series B Preferred stock.

Item 8. Legal Proceedings.

Other than described below, to the Company’s knowledge, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our Company or any of our subsidiaries, threatened against or affecting our Company, our common stock, any of our subsidiaries or of our Company’s or our Company’s subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

None.

29

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

Market Information.

The Company’s common stock is listed on the OTC Pink under the ticker “NDYN”.  Currently, the company has a “Stop” warning from OTC Markets.  Currently there is only a limited, sporadic, and volatile market for our stock on the OTC.

The following table sets forth the high and low sales prices of our common stock as reported by the OTC for the periods indicated.  These prices represent prices between inter-dealer prices, do not include retail markups, markdowns, or commissions, and do not necessarily reflect actual transactions.

	Low	High
Fiscal Year Ending 2019
1st Quarter	$0.003	0.004
2nd Quarter	$0.0021	0.0088
3rd Quarter	$0.003	0.004
4th Quarter	$0.0022	0.0045

Fiscal Year Ending 2018	Low	High
1st Quarter	$0.0016	0.004
2nd Quarter	$0.002	0.002
3rd Quarter	$0.0015	0.0034
4th Quarter	$0.002	0.008

Holders

There are approximately 310 holders of the Company’s Common Stock.

Transfer Agent

The Company has retained Mountain Share Transfer to serve as its transfer agent.

Penny Stock Regulations and Restrictions on Marketability

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a market price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading, (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws, (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price, (d) contains a toll-free telephone number for inquiries on disciplinary actions, (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks, and (f) contains such other information and is in such form, including language, type size and format, as the SEC shall require by rule or regulation.

30

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with (a) bid and offer quotations for the penny stock, (b) the compensation of the broker-dealer and its salesperson in the transaction, (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock, and (d) a monthly account statement showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement as to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity for our common stock. Therefore, stockholders may have difficulty selling their shares of our common stock.

Dividends

The Company has not paid any cash dividends to date and does not anticipate or contemplate paying any dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the growth of the Registrant’s business.

Equity Compensation Plan Information

The Company does not currently have an equity compensation plan in place.

Item 10. Recent Sales of Unregistered Securities.

On April 30, 2019, 1,000,000 shares of PowerTech Bit common shares were issued to our offices/directors in exchange for $2,000 which is reflected by $99 in expenses paid and $1,901 in shareholder receivable.

On April 30, 2019, the Company issued 2,000,000 shares of our Series B Preferred Stock to our officers and directors in exchange for the 1,000,000 shares of common stock of PowerTech Bit.

Item 11. Description of Registrant’s Securities to be Registered.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Mountain Share Transfer. with an address at 2030 Powers Ferry Rd. SE Suite # 212 Atlanta Ga. 30339. Their phone number is (303)-460-1149.

(a) Common and Preferred Stock.

The total number of shares of stock which the corporation shall have authority to issue is 753,000,000 shares, of which 750,000,000 shares of $.0001 par value shall be designated as Common Stock and 3,000,000 shares of $.0001 shall be designated as Preferred Stock. The Preferred Stock authorized by these Articles of Incorporation may be issued in one or more series. The Board of Directors of the Corporation is authorized to determine or alter the rights, preferences, privileges and restrictions granted or imposed upon any wholly unissued series of Preferred Stock, and within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series, to determine the designation and par value of any series and to fix the numbers of shares of any series.

31

Common Stock

The Company has authorized 750,000,000 common shares with a par value of $0.0001 per share. Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

On April 30, 2019, the Company executed a reverse merger with PowerTech Bit, Inc,, Inc. On April 30, 2019, the Company entered into an Agreement whereby the Company acquired 100% of PowerTech Bit, Inc, in exchange for 2,000,000 shares of Naerodynamics Series B Preferred Stock. Additionally, 151,750,000 shares of common stock were transferred to Tatiana Shishova from Matt Billington. Immediately prior to the reverse merger, there were 249,038,025 common shares outstanding, 0 shares of Series A Preferred shares outstanding, and 0 shares of Series B Preferred Stock outstnading and Matt Billington was the sole officer/director. After the reverse merger, the Company had 249,038,025 common shares outstanding and 0 shares of Series A Preferred shares and 2,000,000 shares of Series B Preferred Stock outstanding

Shareholder	Shares of PowerTech Bit	Series B Preferred Shares of Naerodynamics Received(1)
Tatiana Shishova	1,000,000	2,000,000

______________

(1)	1,000,000 of these shares were transferred to Anastasia Shishova.

The Company had no operations, assets or liabilities prior to the reverse merger. The historical consolidated financial statements include the operations of the accounting acquirer for all periods presented. PowerTech Bit was incorporated in the State of Colorado on April 30, 2019. PowerTech Bit was the surviving Company and became a wholly owned subsidiary of the Company. The Company had no operations, assets or liabilities prior to the reverse merger.

As of April 30, 2019, the Company had 249,038,025 shares of common stock issued and outstanding.

Series A Preferred Stock.

As of April 30, 2019, the Series A Preferred Stock has been cancelled.

As of April 30, 2019, there were 0 shares of Series A Preferred outstanding.

The provisions of the Series A were as follows:

The Series A Preferred shall have no liquidation preference over any other class of stock.

Except as otherwise required by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock or any other class or series of preferred stock) for the taking of any corporate action.

Conversion at the Option of the Holder. From 12 months from the date of issuance, each holder of shares of Series A Preferred Stock may, at any time and from time to time, convert (an “Optional Conversion”) each of its shares of Series A Preferred Stock into fully paid and nonassessable shares of Common Stock at a rate equal to 9.9% of the Common Stock. However, the holders of the Series A Preferred Stock are limited to ownership of 9.99% of the company’s common stock.

32

AntiDilution. For a period of 18 months after the Preferred is convertible, the conversion price of the Series A Preferred will be subject to adjustment to prevent dilution in the event that the Company issues additional shares at a purchase price less than the applicable conversion price. The conversion price will be subject to adjustment on a weighted basis that takes into account issuances of additional shares. At the expiration of the antidilution period, the conversion rate in Section VI (A) above shall be equal to a conversion rate equal to 9.9% on the Common Stock. For example, if on the date of expiration of the antidilution clause there are 500,000,000 shares of Common Stock issued and outstanding then each Series A Preferred Stock shall convert at a rate of 88.24 common shares for each 1 Series Preferred Share.

The company has evaluated the Series A Preferred Stock in accordance with ASC 815 and has determined their conversion options were for equity and ASC 815 does not apply.

The company has evaluated the Series A Preferred Stock in accordance with FASB ASC Subtopic 47020, and has determined that there is no beneficial conversion feature that must be accounted.

Series B Convertible Preferred Stock

The Company designated 2,000,000 shares of Series B Convertible Preferred Stock with a par value of $0.0001 per share.

Initially, there will be no dividends due or payable on the Series B Preferred Stock. Any future terms with respect to dividends shall be determined by the Board consistent with the Corporation’s Certificate of Incorporation. Any and all such future terms concerning dividends shall be reflected in an amendment to this Certificate, which the Board shall promptly file or cause to be filed.

All shares of the Series B Preferred Stock shall rank (i) senior to the Corporation’s Common Stock and any other class or series of capital stock of the Corporation hereafter created, (ii) pari passu with any class or series of capital stock of the Corporation hereafter created and specifically ranking, by its terms, on par with the Series B Preferred Stock and (iii) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking, by its terms, senior to the Series B Preferred Stock, in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

The Series B Preferred shall have no liquidation preference over any other class of stock.

Each holder of outstanding shares of Series B Preferred Stock shall be entitled to the number of votes equal to equal to one thousand (1,000) Common Shares. Except as provided by law, or by the provisions establishing any other series of Preferred Stock, holders of Series B Preferred Stock and of any other outstanding series of Preferred Stock shall vote together with the holders of Common Stock as a single class.

Each holder of shares of Series B Preferred Stock may, at any time and from time to time, convert (an “Optional Conversion”) each of its shares of Series B Preferred Stock into a 1,000 of fully paid and nonassessable shares of Common Stock; provided, however, that any Optional Conversion must involve the issuance of at least 100 shares of Common Stock.

In the event of a reverse split the conversion ratio shall not be change. However, in the event a forward split shall occur then the conversion ratio shall be modified to be increased by the same ratio as the forward split.

The company has evaluated the Series B Preferred Stock in accordance with ASC 815 and has determined their conversion options were for equity and ASC 815 does not apply.

The company has evaluated the Series B Preferred Stock in accordance with FASB ASC Subtopic 47020, and has determined that there is no beneficial conversion feature that must be accounted.

As of April 30, 2019, there were 2,000,000 shares of Series B Preferred outstanding.

33

(b) Debt Securities.

None.

(c) Other Securities To Be Registered.

None.

Item 12. Indemnification of Directors and Officers.

Our directors and officers are indemnified as provided by Colorado corporate law. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

34

Item 13. Financial Statements and Supplementary Data.

NAERODYNAMICS, INC.

CONSOLIDATED FINANCIAL STATEMENTS

35

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the board of directors of Naerodynamics, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Naerodynamics, Inc. (the "Company") as of April 30, 2019, the related statement of operations, stockholders' equity (deficit), and cash flows for the period from April 30, 2019 (inception) to April 30, 2019, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of April 30, 2019, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BF Borgers CPA PC

BF Borgers CPA PC

Served as Auditor since 2019

Lakewood, CO

June 17, 2019

F-1

Naerodyamics, Inc.
(formerly PowerTech Bit, Inc.)
Consolidated Balance Sheet

April 30, 2019
ASSETS:
Current assets:
Cash	$-
Total assets	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Liabilities:	-
Total liabilities	$-

Stockholders’ Deficit:
Common Stock, Par Value $.0001, 500,000,000 shares authorized, 249,038,025 issued and outstanding	24,904
Series A Preferred Stock, Par Value $.0001, 0 shares authorized, 0 issued and outstanding	-
Series B Preferred Stock, Par Value $.0001, 2,000,000 shares authorized, 2,000,000 issued and outstanding	200
Additional paid in capital	(23,104)
Subscription Receivable	(1,901)
Accumulated deficit	(99)
Total stockholders’ Equity	-
Total liabilities and stockholders’ Equity	$-

The accompanying notes are an integral part of these consolidated financial statements

F-2

Naerodyamics, Inc.
(formerly PowerTech Bit, Inc.)
Consolidated Statement of Operations

From Inception on
April 30, 2019
Through April 30, 2019

Operating Expenses
G&A	99
Total operating expenses	99
Net Loss	$(99)

Net loss per share, basic and diluted	$(0.00)
Weighted average number of shares outstanding, basic and diluted	249,038,028

The accompanying notes are an integral part of these consolidated financial statements

F-3

Naerodynamics, Inc.
(formerly PowerTech Bit, Inc.)
Consolidated Statement of Changes in Stockholders Equity

							Additional			Total
	Common Stock		Sereis A Prefered Stock		Series B Preferred Stock		Paid In	Accumulated	Subscription	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Receivable	Equity

Balances, April 30, 2019 (Inception)	-	$-	-	$-	-	$-	-	$-	-	$0

Founders shares	-	-	-	-	2,000,000	200	1,800	-	(1,901)	99
Reverse merger adjustment	249,038,025	24,904	-	-	0	0	(24,904)			0
Net loss									(99)	(99)
Balances April 30, 2019	249,038,025	$24,904	-	$-	2,000,000	$200	(23,104)	$(99)	(1,901)	$0

The accompanying notes are an integral part of these consolidated financial statements

F-4

Naerodyamics, Inc.
(formerly PowerTech Bix, Inc.)
Consolidated Statements of Cash Flows

From Inception on April 30, 2019 through April 30, 2019
Cash flows from operating activities
Net loss	$(99)

Cash flows from financing activities
Proceeds from Sale of Stock	99
Net cash provided by financing activities	99

Net change in cash	-
Cash balance, beginning of period	0

Cash balance, end of period	$0

Supplementary information
Cash paid for:
Interest	$-
Income taxes	$-

Non cash financing transactions
Subscription Receivable	1,901

The accompanying notes are an integral part of these consolidated financial statements

F-5

Naerodynamics, Inc.

(formerly PowerTech Bit, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – DESCRIPTION OF BUSINESS

Business of Registrant

Naerodynamics, Inc. is a Colorado corporation. The Company is a holding company that operates through its subsidiaries. These subsidiaries: (1) sell Bitcoin mining hardware and (2) mine Bitcoin.

PowerTech Bit

PowerTech Bit’s principal line of business is the selling of Bitcoin Mining Equipment on its website www.powertechbit.com. The Company is currently selling Antminer S9 and Antminer L3++.

Bitcoin Mining

The company is the process of acquiring over 15,000 TH/s of Bitcoin mining using Antminer S9 that is owned by Anastasia Shishova, our officer and director, and will be transferred at her cost of approximately $230,000. The Company expects to acquire the 15,000 Th/s within the next 90 days. 15,000 TH/s is expected to generate approximately 0.40 Bitcoins per day; this is subject to change based on the mining reward block size and the difficulty levels.

The Company currently intends to only mine BitCoin. However, the Company may mine other coins in the future. The Company will not mine any currencies deemed a “investment security”. In the event, that any currency that the company is mining were to be deemed a “investment security” then the company would cease mining that coin.

Additionally, the Company is currently finalizing a transaction to acquire AW Blockchain Mining. AW Blockchain Mining is a wholly owned subsidiary of Buscar Company which Anastasia Shishova, our officer and director, is the majority shareholder and sole officer and director. The acquisition is expected to close on August 30, 2019.

Reverse Merger

On April 30, 2019, the Company executed a reverse merger with PowerTech Bit, Inc. On April 30, 2019, the Company entered into an Agreement whereby the Company acquired 100% of PowerTech Bit, Inc, in exchange for 2,000,000 shares of Naerodynamics Series B Preferred Stock. Additionally, 151,750,000 shares of common stock were transferred to Tatiana Shishova from Matt Billington. Immediately prior to the reverse merger, there were 249,038,025 common shares outstanding and 0 of Series A Preferred shares outstanding, and 0 Shares of Shares B Preferred Stock. and Matt Billington was the sole officer/director. After the reverse merger, the Company had 249,038,025 common shares outstanding, 0 shares of Series A Preferred Stock and 2,000,000 shares of Series B Preferred shares.

F-6

PowerTech Bit was incorporated in the State of Colorado on April 30, 2019. PowerTech Bit was the surviving Company and became a wholly owned subsidiary of Naerodynamics. Naerodynamics had no operations, assets or liabilities prior to the reverse merger. This is the current corporate organization:

For accounting purposes, this transaction is being accounted for as a reverse merger and has been treated as a recapitalization of the Company with PowerTech Bit, Inc. is considered the accounting acquirer, and the financial statements of the accounting acquirer became the financial statements of the registrant. The Company did not recognize goodwill or any intangible assets in connection with the transaction. The 2,000,000 shares of Series B Preferred Stock issued to the shareholder PowerTech Bit in conjunction with the share exchange transaction have been presented as outstanding for all periods. The historical consolidated financial statements include the operations of the accounting acquirer for all periods presented.

Our auditor has expressed substantial doubt about our ability to continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered losses and has experienced negative cash flows from operations, which raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to those matters are also described in Note 3 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Naerodynamics, Inc. trades on the OTC Market Pink Sheets under the symbol “NDYN”.

The Company previously acquired Nate’s Essentials. That acquisition was completed on April 4, 2017. However, the transaction was unwound on January 2, 2018. The shares issued pursuant were cancelled and the common stock issued to Nate Steck was transferred to Matt Billington. Additionally, all the Series A Preferred Stock and Series B Preferred Stock were cancelled.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of Naerodynamics and owerTech Bit, Inc.  All significant intercompany transactions have been eliminated in consolidation.

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The Company prepares its financial statements in accordance with accounting principles generally accepted in the United States of America. Significant accounting policies are as follows:

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States ("GAAP") requires management to make estimates and assumptions that affect (i) the reported amounts of assets and liabilities, (ii) the disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published, and (iii) the reported amount of net revenues and expenses recognized during the periods presented. Adjustments made with respect to the use of estimates often relate to improved information not previously available. Uncertainties with respect to such estimates and assumptions are inherent in the preparation of financial statements; accordingly, actual results could differ from these estimates. The Company's most significant estimates relate to the valuation of its contingent liabilities and the valuation of its common stock.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Income Taxes

We account for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are recorded, when necessary, to reduce deferred tax assets to the amount expected to be realized.

As a result of the implementation of certain provisions of ASC 740, Income Taxes ("ASC 740"), which clarifies the accounting and disclosure for uncertainty in tax positions, as defined, ASC 740 seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes. We adopted the provisions of ASC 740 and have analyzed filing positions in each of the federal and state jurisdictions where we are required to file income tax returns, as well as all open tax years in these jurisdictions. We have identified the U.S. federal as our "major" tax jurisdictions. However, we have certain tax attribute carryforwards which will remain subject to review and adjustment by the relevant tax authorities until the statute of limitations closes with respect to the year in which such attributes are utilized.

Colorado has a corporate income tax rate of 4.63%.

Basic and Diluted Loss Per Share

Basic loss per share is computed using the weighted average number of shares outstanding during the period. Diluted loss per share has not been provided as it would be anti-dilutive.

Stock-Based Compensation

We periodically issue stock options and warrants to employees and non-employees in non-capital raising transactions for services and for financing costs. We account for stock option and warrant grants issued and vesting to employees based on Financial Accounting Standards Board (FASB) ASC Topic 718, "Compensation - Stock Compensation", whereas the award is measured at its fair value at the date of grant and is amortized ratably over the service period. We account for stock option and warrant grants issued and vesting to non-employees in accordance with ASC Topic 505, "Equity", whereas the value of the stock compensation is based upon the measurement date as determined at either (a) the date at which a performance commitment is reached, or (b) at the date at which the necessary performance to earn the equity instruments is complete.

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Fair Value of Financial Instruments

The Company's financial instruments consist primarily of cash, accounts payable and accrued expenses, and debt. The carrying amounts of such financial instruments approximate their respective estimated fair value due to the short-term maturities and approximate market interest rates of these instruments.

The Company adopted ASC Topic 820, Fair Value Measurements ("ASC Topic 820"), which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The standard provides a consistent definition of fair value which focuses on an exit price that would be received upon sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The standard also prioritizes, within the measurement of fair value, the use of market-based information over entity specific information and establishes a three-level hierarchy for fair value measurements based on the nature of inputs used in the valuation of an asset or liability as of the measurement date.

The three-level hierarchy for fair value measurements is defined as follows:

•	Level 1 - inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets; liabilities in active markets;

•

Level 2 - inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability other than quoted prices, either directly or indirectly, including inputs in markets that are not considered to be active; or directly or indirectly including inputs in markets that are not considered to be active;

•	Level 3 - inputs to the valuation methodology are unobservable and significant to the fair value measurement

Recent Accounting Pronouncements

In March 2016, the FASB issued ASU 2016-09, "Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting". The amendments are effective for public companies for annual periods beginning after December 15, 2016, and interim periods within those annual periods. Several aspects of the accounting for share-based payment award transactions are simplified, including: (a) income tax consequences; (b) classification of awards as either equity or liabilities; and (c) classification on the statement of cash flows. The Company is currently in the process of evaluating the impact of the adoption on its financial statements.

In February 2016, the FASB issued ASU No. 2016-02, "Leases (Topic 842)" ("ASU 2016-02"). ASU 2016-02 requires an entity to recognize assets and liabilities arising from a lease for both financing and operating leases. The ASU will also require new qualitative and quantitative disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018, with early adoption permitted. The Company is currently evaluating the impact of adopting this guidance.

In January 2016, the FASB issued ASU 2016-01, which amends the guidance in U.S. GAAP on the classification and measurement of financial instruments. Changes to the current guidance primarily affect the accounting for equity investments, financial liabilities under the fair value option, and the presentation and disclosure requirements for financial instruments. In addition, the ASU clarifies guidance related to the valuation allowance assessment when recognizing deferred tax assets resulting from unrealized losses on available-for-sale debt securities. The new standard is effective for fiscal years and interim periods beginning after December 15, 2017, and upon adoption, an entity should apply the amendments by means of a cumulative-effect adjustment to the balance sheet at the beginning of the first reporting period in which the guidance is effective. Early adoption is not permitted except for the provision to record fair value changes for financial liabilities under the fair value option resulting from instrument-specific credit risk in other comprehensive income. The Company is currently evaluating the impact of adopting this guidance.

F-9

In September 2015, the FASB issued ASU 2015-16, "Simplifying the Accounting for Measurement -Period Adjustments." Changes to the accounting for measurement-period adjustments relate to business combinations. Currently, an acquiring entity is required to retrospectively adjust the balance sheet amounts of the acquiree recognized at the acquisition date with a corresponding adjustment to goodwill as a result of changes made to the balance sheet amounts of the acquiree. The measurement period is the period after the acquisition date during which the acquirer may adjust the balance sheet amounts recognized for a business combination (generally up to one year from the date of acquisition). The changes eliminate the requirement to make such retrospective adjustments, and, instead require the acquiring entity to record these adjustments in the reporting period they are determined. The new standard is effective for both public and private companies for periods beginning after December 15, 2015. The Company is currently evaluating the impact of adopting this guidance.

NOTE 3 – GOING CONCERN

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next fiscal year. Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern. At April 30, 2019, the Company had not yet achieved profitable operations, has accumulated losses of $99 since its inception, has a working capital deficiency of $99 and expects to incur further losses in the development of its business, all of which raise substantial doubt about the Company's ability to continue as a going concern. The Company's ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has no formal plan in place to address this concern but considers that the Company will be able to obtain additional funds by equity financing and/or related party advances, however there is no assurance of additional funding being available or on terms acceptable to the Company.

NOTE 4 - RELATED PARTY TRANSACTIONS

On April 30, 2019, the Company issued 1,000,000 shares of PowerTech Bit common stock for $2,000 which is reflected as $99 in expenses [paid and $1,901 in shareholder receivable. These shares were converted into 2,000,000 shares of Series B Preferred Stock as part of the reverse merger.

As our office space needs are limited at the current time, we are currently operating at 1624 Market St Suite 202-92462 Denver, CO 80202. Ms. Shishova, a related party, is providing the space for the company.

NOTE 5 - EQUITY

(a) Common and Preferred Stock.

The total number of shares of stock which the corporation shall have authority to issue is 753,000,000 shares, of which 750,000,000 shares of $.0001 par value shall be designated as Common Stock and 3,000,000 shares of $.0001 shall be designated as Preferred Stock. The Preferred Stock authorized by these Articles of Incorporation may be issued in one or more series. The Board of Directors of the Corporation is authorized to determine or alter the rights, preferences, privileges and restrictions granted or imposed upon any wholly unissued series of Preferred Stock, and within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series, to determine the designation and par value of any series and to fix the numbers of shares of any series.

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Common Stock

The Company has authorized 750,000,000 common shares with a par value of $0.0001 per share. Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

On April 30, 2019, the Company executed a reverse merger with PowerTech Bit, Inc,, Inc. On April 30, 2019, the Company entered into an Agreement whereby the Company acquired 100% of PowerTech Bit, Inc, in exchange for 2,000,000 shares of Naerodynamics Series B Preferred Stock. Additionally, 151,750,000 shares of common stock were transferred to Tatiana Shishova from Matt Billington. Immediately prior to the reverse merger, there were 249,038,025 common shares outstanding, 0 shares of Series A Preferred shares outstanding, and 0 shares of Series B Preferred Stock outstnading and Matt Billington was the sole officer/director. After the reverse merger, the Company had 249,038,025 common shares outstanding and 0 shares of Series A Preferred shares and 2,000,000 shares of Series B Preferred Stock outstanding

Shareholder	Shares of PowerTech Bit	Series B Preferred Shares of Naerodynamics Received(1)
Tatiana Shishova	1,000,000	2,000,000

______________

(2)	1,000,000 of these shares were transferred to Anastasia Shsihova.

The Company had no operations, assets or liabilities prior to the reverse merger. The historical consolidated financial statements include the operations of the accounting acquirer for all periods presented. PowerTech Bit was incorporated in the State of Colorado on April 30, 2019. PowerTech Bit was the surviving Company and became a wholly owned subsidiary of the Company. The Company had no operations, assets or liabilities prior to the reverse merger.

As of April 30, 2019, the Company had 249,038,025 shares of common stock issued and outstanding.

Series A Preferred Stock.

As of April 30, 2019, the Series A Preferred Stock has been cancelled.

As of April 30, 2019, there were 0 shares of Series A Preferred outstanding.

The provisions of the Series A were as follows:

The Series A Preferred shall have no liquidation preference over any other class of stock.

Except as otherwise required by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock or any other class or series of preferred stock) for the taking of any corporate action.

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Conversion at the Option of the Holder. From 12 months from the date of issuance, each holder of shares of Series A Preferred Stock may, at any time and from time to time, convert (an “Optional Conversion”) each of its shares of Series A Preferred Stock into fully paid and nonassessable shares of Common Stock at a rate equal to 9.9% of the Common Stock. However, the holders of the Series A Preferred Stock are limited to ownership of 9.99% of the company’s common stock.

AntiDilution. For a period of 18 months after the Preferred is convertible, the conversion price of the Series A Preferred will be subject to adjustment to prevent dilution in the event that the Company issues additional shares at a purchase price less than the applicable conversion price. The conversion price will be subject to adjustment on a weighted basis that takes into account issuances of additional shares. At the expiration of the antidilution period, the conversion rate in Section VI (A) above shall be equal to a conversion rate equal to 9.9% on the Common Stock. For example, if on the date of expiration of the antidilution clause there are 500,000,000 shares of Common Stock issued and outstanding then each Series A Preferred Stock shall convert at a rate of 88.24 common shares for each 1 Series Preferred Share.

The company has evaluated the Series A Preferred Stock in accordance with ASC 815 and has determined their conversion options were for equity and ASC 815 does not apply.

The company has evaluated the Series A Preferred Stock in accordance with FASB ASC Subtopic 47020, and has determined that there is no beneficial conversion feature that must be accounted.

Series B Convertible Preferred Stock

The Company designated 2,000,000 shares of Series B Convertible Preferred Stock with a par value of $0.0001 per share.

Initially, there will be no dividends due or payable on the Series B Preferred Stock. Any future terms with respect to dividends shall be determined by the Board consistent with the Corporation’s Certificate of Incorporation. Any and all such future terms concerning dividends shall be reflected in an amendment to this Certificate, which the Board shall promptly file or cause to be filed.

All shares of the Series B Preferred Stock shall rank (i) senior to the Corporation’s Common Stock and any other class or series of capital stock of the Corporation hereafter created, (ii) pari passu with any class or series of capital stock of the Corporation hereafter created and specifically ranking, by its terms, on par with the Series B Preferred Stock and (iii) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking, by its terms, senior to the Series B Preferred Stock, in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

The Series B Preferred shall have no liquidation preference over any other class of stock.

Each holder of outstanding shares of Series B Preferred Stock shall be entitled to the number of votes equal to equal to one thousand (1,000) Common Shares. Except as provided by law, or by the provisions establishing any other series of Preferred Stock, holders of Series B Preferred Stock and of any other outstanding series of Preferred Stock shall vote together with the holders of Common Stock as a single class.

Each holder of shares of Series B Preferred Stock may, at any time and from time to time, convert (an “Optional Conversion”) each of its shares of Series B Preferred Stock into a 1,000 of fully paid and nonassessable shares of Common Stock; provided, however, that any Optional Conversion must involve the issuance of at least 100 shares of Common Stock.

In the event of a reverse split the conversion ratio shall not be change. However, in the event a forward split shall occur then the conversion ratio shall be modified to be increased by the same ratio as the forward split.

The company has evaluated the Series B Preferred Stock in accordance with ASC 815 and has determined their conversion options were for equity and ASC 815 does not apply.

The company has evaluated the Series B Preferred Stock in accordance with FASB ASC Subtopic 47020, and has determined that there is no beneficial conversion feature that must be accounted.

As of April 30, 2019, there were 2,000,000 shares of Series B Preferred outstanding.

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(b) Debt Securities.

None.

(c) Other Securities To Be Registered.

None.

NOTE 6 - INCOME TAXES

The significant components of the Company's deferred tax assets are as follows:

April 30, 2019
Deferred tax assets
Net operating loss carryforwards	$-
Less: valuation allowance for deferred tax asset
$-

Reconciliation between the provision for income taxes and the expected tax benefit using the federal statutory rate of 21% and state statutory rate of 4.63% for 2018 is as follows:

April 30, 2019

Income tax benefit at federal statutory rate	(21.00)%
State income tax benefit, net of effect on federal taxes	(4.63)%
Increase in valuation allowance	25.63%
Income tax expense (benefit)	0.0%

The amount taken into income as deferred tax assets must reflect that portion of the net operating loss carryforwards that is more likely-than-not to be realized from future operations. The Company has chosen to provide an allowance of 100% against all available income tax loss carryforwards, due to the uncertainty surrounding their realization.

No provision for income taxes has been provided in these financial statements due to the net loss. The effective tax rate differs from the 21% statutory rate for the year ended April 30, 2019 due to the change in valuation allowance.

NOTE 7 - SUBSEQUENT EVENTS

None.

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Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

Item 15. Financial Statements and Exhibits.

Exhibit		Reference
Number	Exhibit Description	Form	Exhibit

2.1	Plan of Merger	10-12G	2.1

3.1	Articles of Incorporation, as Amended	10-12G	3.1

3.2	Series A Certificate of Designation	10-12G	3.2

3.3	Series B Certificate of Designation	10-12G	3.3

3.4	Bylaws	10-12G	3.4

21.1	List of Subsidiaries	10-12G	21.1

23.1	Consent of Auditor	10-12G	23.1

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SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the Registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Naerodynamics, Inc.

Date: June 17, 2019	By:	/s/ Anastasia Shishova
Co-President, CEO, CFO and Director

/s/ Tatiana Shishova
Co-President and Director

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